Exhibit 4.21

EXHIBIT A

AMENDMENT NO. 2

TO

ADOPTION AGREEMENT #001

RELATING TO

RETIREMENT SAVINGS TRUST AND PLAN

A PROTOTYPE PLAN SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

NORTH COAST ENERGY, INC. EMPLOYEES’

PROFIT SHARING TRUST AND PLAN

Restatement Date:  January 1, 2003

1.             Section (4) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2002, by the deletion of the last sentence of footnote #1 and the substitution in lieu thereof of a new sentence to read as follows:

“No contributions may be made to this Trust and Plan other than pre-tax contributions pursuant to Section (23)(d) and Participating Company contributions pursuant to Section 23(a)(vi).”

2.             Section (20) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2002, by the deletion of subparagraph (b) of said Section (20) and the substitution in lieu thereof of a new subparagraph (b) to read as follows:

“(b)         Safe Harbor Adjustments To Compensation:  (select all that apply)

☒            Compensation shall be increased for salary reduction amounts under Code Sections 401(k), 125 (including amounts deemed to be contributions under Code Section 125), 132(f)(4), 403(b) and similar plans as described in Section 2.14(b)(i) of the Trust and Plan

☐            Compensation shall be reduced by any extra benefits as described in Section 2.14(b)(ii) of the Trust and Plan

☐            none of the above.”

3.             Section (23) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2002, by the deletion of footnote #6 in subparagraph (a)(i) of said Section (23) and the substitution in lieu thereof of a new footnote #6 to read as follows:

“6            May not exceed 25%.”

4.             Section (23) of Adoption Agreement #001 is hereby further amended, effective as of January 1, 2002, by the deletion of subparagraph (a)(ii) of said Section (23) and the substitution in lieu thereof of a new subparagraph (a)(ii) to read as follows:

☒            (ii)(1)       Matching Contributions. A matching contribution in an amount equal to:  (select one)

☒            50 % of each eligible Participant’s contributions up to a maximum matching contribution of 5% (percentage of Participant’s Compensation or dollar amount)

☐            a percentage of each eligible Participant’s contributions as determined by the Participating Company for a match period up to a maximum matching contribution of                                            (percentage of Participant’s Compensation or dollar amount)

☐            not applicable

The match period for which matching contributions are made is:  (select one)

☐            week

☐            calendar month

☐            calendar quarter

☐            semi-annual

☐            Plan Year

☐            Company’s pay period

☒            each Participating Company’s pay period

(2)           The following contributions shall be eligible for match:

☒            pre-tax contributions

☐            after tax contributions

☒            age 50 catch-up contributions, effective April 1, 2003

☒            age 50 catch-up contributions which later are recharacterized as pre-tax contributions, effective April 1, 2003

(3)           The matching contributions designated in subparagraph (1) shall apply to the eligible Employee contributions described in subparagraph (2):

☐             separately

☒            in the aggregate, effective April 1, 2003”

5.             Section (23) of Adoption Agreement #001 is hereby further amended, effective as of January 1, 2002, by the addition at the end of said Section (23) of a new paragraph (d) to read as follows:

“(d)         Catch-up Contributions. For periods beginning on or after April 1, 2003 (January 1, 2002 or a later date), a Participant: (select one)

☒            may make catch-up contributions as permitted by Code Section 414(v)

☐            may not make catch-up contributions as permitted by Code Section 414(v)”

6.             Section (27) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2002, by the deletion of paragraph (b) of said Section (27) and the substitution in lieu thereof of a new paragraph (b) to read as follows:

“(b)         Vesting of Matching Contributions. Matching contributions made by a Participating Company pursuant to Section 23(a)(ii) of this Adoption Agreement become vested as follows:

☒            (i)            For Plan Years beginning on or after January 1, 2002 and before January 1, 2003:  (select one)

☐            Vested Percentage is 100% at all times

☐            Vested Percentage is determined in accordance with the vesting schedule in Section (27)(a) above

☐            Vested Percentage is 100% upon completion of       years of Vesting Service (may not exceed 5)

☒            graded vesting, as follows:

Years of Vesting Service	Vested Percentage

Less than 1	0%
1 but less than 2	0%
2 but less than 3	20%
3 but less than 4	40	%(must be at least 20%)
4 but less than 5	60	%(must be at least 40%)
5 but less than 6	80	%(must be at least 60%)
6 but less than 7	100	%(must be at least 80%)
7 or more	100%

☐            not applicable

☒            (ii)           For Plan Years beginning on or after January 1, 2003 (select one):

☒            Vested Percentage is 100% at all times

☐            Vested Percentage is 100% upon completion of       years of Vesting Service (may not exceed 3)

☐            graded vesting, as follows:

Years of Vesting Service	Vested Percentage

Less than 1%
1 but less than 2%
2 but less than 3		% (must be at least 20%)
3 but less than 4		% (must be at least 40%)
4 but less than 5		% (must be at least 60%)
5 but less than 6		% (must be at least 80%)
6 or more	100%

☐            not applicable

☒            (iii)          The Vesting Schedule set forth in subparagraphs (i) and (ii) above shall apply to (select one):

☒            all Participants with amounts credited to Matching Contribution accounts on or after January 1, 2002 and January 1, 2003, respectively

☐            only those Participants who are credited with at least one hour of Service under the Trust and Plan in a Plan Year beginning after December 31, 2001

☐            not applicable

☒            (iv)          The Vesting Schedule set forth in subparagraphs (i) and (ii) above shall apply to (select one):

☒            all amounts credited to a Participant’s Matching Contribution account

☐            only those amounts credited to a Participant’s Matching Contribution account on and after January 1, 2002

☐            not applicable”

7.             Section (38) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2002, by the addition at the end of said Section (38) of a new paragraph to read as follows:

“Effective with respect to distributions made to Participants who incur a Termination of Employment on or after January 1, 2002 (no earlier than January 1, 2002):

☒            rollover contributions will be excluded for purposes of determining the value of the Participant’s vested interest for purposes of this Section (38), effective January 1, 2003

☒            rollover contributions will not be excluded for purposes of determining the value of the Participant’s vested interest for purposes of this Section (38), effective January 1, 2002 through December 31, 2002

☐            not applicable”

8.             Section (44) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2002, by the addition at the end of said Section (44) of a new subparagraph (c) to read as follows:

“(c)         The suspension period (as set forth in Sections 5.6, 7.6 and 14.3(d) of the Trust and Plan) for hardship distributions made to a Participant on and after January 1, 2001 and prior to January 1, 2002 shall end:

☒            the later of (i) 6 months following the Participant’s receipt of the hardship distribution, and (ii) January 1, 2002

☐            12 months following the Participant’s receipt of the hardship distribution

☐            not applicable”

9.             Section (46) of Adoption Agreement #001 is hereby amended, effective as of January 1, 2002, by the deletion of said Section (46) and the substitution in lieu thereof of a new Section (46) to read as follows:

“(46)       Rollover Contributions.

(a)           For periods beginning on or after January 1, 2002 and prior to January 1, 2003, this Trust and Plan will accept a rollover contribution from: (select all that apply)

☒            a qualified plan described in Code Section 401(a)

☒            an Individual Retirement Account (“IRA”) which holds money previously distributed to a Participant from a qualified plan described in Code Section 401(a) (“Conduit IRA”)

☐            rollovers into the Trust and Plan are not permitted

(b)           For periods beginning on or after January 1, 2003 (may not be earlier than January 1, 2002), this Trust and Plan will accept a rollover contribution from: (select all that apply)

☒            a qualified plan described in Code Section 401(a), excluding after tax employee contributions

☐            a qualified plan described in Code Section 401(a), including after tax employee contributions (if this option is selected, after tax employee contributions must be accounted for in an After Tax Account or After Tax sub-account within the Participant’s Rollover Account)

☒            an Individual Retirement Account (“IRA”) which holds money previously distributed to a Participant from a qualified plan described in Code Section 401(a) (“Conduit IRA”)

☐            an Individual Retirement Account (“IRA”), regardless of whether it is a Conduit IRA

☒            an annuity contract described in Code Section 403(b), excluding after tax employee contributions

☒            an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state

☐            rollovers into the Trust and Plan are not permitted

No after-tax amounts may be rolled into the Plan.

(c)           For periods beginning on or after January 1, 2002 (may not be earlier than January 1, 2002), this Trust and Plan: (select one)

☒            will, effective January 1, 2003

☒            will not), effective January 1, 2002 through December 31, 2002 accept a rollover contribution from an Employee who receives an eligible rollover distribution from a plan described in (b) above as the surviving spouse of an individual who participated in said plan.”

IN WITNESS WHEREOF, the Company and the Participating Companies, by their duly authorized officers, have caused this Amendment No. 2 to Adoption Agreement #001, to be executed this 10th day of March, 2003.

NORTH COAST ENERGY, INC.

(“Company”)

By:	/s/ Dean A. Swift

Title:	General Counsel & Secretary

Calfee, Halter & Griswold LLP, by its duly authorized representative, hereby acknowledges receipt of and accepts the foregoing Amendment No. 2 to Adoption Agreement #001 this                   day of                                                        , 2003.

CALFEE, HALTER & GRISWOLD LLP
(“Prototype Sponsor”)

By: